EXHIBIT 5


   Gary L. Mowder
   (312) 258-5514


                                      January 20, 1999



   Securities and Exchange Commission
   Filing Desk -- Stop 1-4
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549-1004

        RE:  CASTLE BANCGROUP, INC. -- REGISTRATION OF 150,000
             SHARES OF COMMON STOCK ON FORM S-3
             -------------------------------------------------

   Ladies and Gentlemen:

        We have acted as counsel to Castle BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") covering 150,000 shares of common stock, $.33 par value (the "Common Stock"), to be issued pursuant to the Castle BancGroup, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

        In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

        Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan and as contemplated in the Registration Statement, will, when so issued, be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By: /s/ Gary L. Mowder
                                          -------------------------------
                                            Gary L. Mowder